UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement.

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive Proxy Statement.

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12.

VALIC COMPANY I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VALIC Company I Proxy Statement (Corebridge) BetaNXT Contact Center Scripting Meeting Date: 10/22/2026 Toll-Free # (888) 717-7909

OUTBOUND

GREETING:

Good morning/afternoon/evening. My name is {Provide Name}, calling on behalf of VALIC Company I regarding the upcoming Joint Special Meeting of Shareholders. May I please speak with {Participant Name}?

Thank you, Mr./Ms. {Participant Name}. I am calling about the upcoming Joint Special Meeting of Shareholders and the proxy materials previously made available to you.

IF YES:

The Board of Directors of VALIC Company I requests your approval on the Proposals.

Your Board of Directors respectfully requests your approval on the proposals. Would you like to vote as requested by your Board of Directors?

IF YES:

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is {Provide Name}, a representative on behalf of VALIC Company I.

Today’s date is {DATE} and the time is {TIME} Eastern Time.

Mr./Ms. {Participant Name}, I have recorded your vote(s) in accordance with the Board’s request.

If you wish to make any changes, you may contact us by calling (888) 717-7909.

Thank you very much for your participation and have a great day/evening.

IF NO TO VOTING WITH THE BOARD’S RECOMMENDATIONS:

How would you like to cast your vote(s) on the proposals? You may vote FOR, AGAINST, or ABSTAIN on the non-Director Proposals and FOR or WITHHOLD for the individual DIRECTOR.

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VALIC Company I Proxy Statement (Corebridge) BetaNXT Contact Center Scripting Meeting Date: 10/22/2026 Toll-Free # (888) 717-7909

Proposal 1:   To elect one (1) Director to the Board of the Company:

(01) Erin F. Donnelly

(To be voted on by all shareholders of the Funds of the Company, voting together)

Proposal 2A:  To approve a new investment advisory agreement between VALIC and the Company, on behalf of each of its Funds, to take effect (i) immediately upon shareholder approval if the Nippon Acquisition has already occurred at the time of the Special Meeting, or (ii) upon the commencement of the Nippon Acquisition if it occurs after the Special Meeting (With respect to each Fund, to be voted on by shareholders of the Fund voting separately).

Proposal 2B:  To approve a new investment advisory agreement between VALIC and the Company, on behalf of each of its Funds, to take effect upon the potential Change of Control Events resulting from the CB/EQH Transaction and the simultaneous Nippon Dilution (With respect to each Fund, to be voted on by shareholders of the Fund voting separately).

Proposal 3:  To approve a new investment sub-advisory agreement between VALIC and AllianceBernstein with respect to the Dynamic Allocation Fund, to take effect upon the potential Change of Control Events resulting from the CB/EQH Transaction and the simultaneous Nippon Dilution (To be voted on by shareholders of the Dynamic Allocation Fund only).

Proposal 4:  To approve a modified “manager-of-managers” arrangement that would permit VALIC to enter into and materially amend sub-advisory agreements with unaffiliated and affiliated sub-advisers on behalf of the Funds without obtaining shareholder approval (With respect to each Fund, to be voted on by shareholders of the Fund, voting separately).

Proposal 5:   To approve a change to the sub-classification under the 1940 Act from “diversified” to “non-diversified” of each of the Capital Appreciation Fund, Large Cap Core Fund, Systematic Core Fund and U.S. Socially Responsible Fund (To be voted on by shareholders of each applicable Fund only, voting separately).

Proposal 6:   To revise the fundamental investment restriction regarding concentration for each of the International Equities Index Fund, Mid Cap Index Fund, Small Cap Index Fund and Stock Index Fund (To be voted on by shareholders of each applicable Fund only, voting separately).

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VALIC Company I Proxy Statement (Corebridge) BetaNXT Contact Center Scripting Meeting Date: 10/22/2026 Toll-Free # (888) 717-7909

IF NO TO VOTING AT ALL:

Are there any questions regarding the proposals being voted on that I can help answer so that you may participate in the vote today?

If a non-proxy related question, respond:

Mr./Ms. {Participant Name}, I apologize, but as the proxy administrator I do not have access to that information. If you have account-specific questions, you may call VALIC directly at (800) 448-2542.

CALL CLOSING:

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is {Provide Name}, a representative on behalf of VALIC Company I.

Today’s date is {DATE} and the time is {TIME} Eastern Time.

Mr./Ms. {Participant Name}, I have recorded your vote(s) in accordance with the Board’s request.

If you wish to make any changes, you may contact us by calling (888) 717-7909.

Thank you very much for your participation and have a great day/evening.

ANSERING MACHINE MESSAGE:

“This is {Provide Name}, calling from BetaNXT on behalf of VALIC Company I regarding the upcoming Joint Special Meeting of Shareholders.

Your vote is important. Please call us back at (888) 717-7909 during normal business hours to speak with a representative. Thank you.”

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